EXHIBIT 10(r)



                     AMENDMENT TO
             SHAREHOLDER RIGHTS AGREEMENT


     Amendment, dated as of May 9, 1994, to the Shareholder Rights Agreement, dated as of November 14, 1989 (the "Rights Agreement"), between NBB Bancorp, Inc., a Delaware corporation (the "Company"), and The First National Bank of Boston, a national banking association, as Rights Agent (the "Rights Agent").

                  W I T N E S S E T H

     WHEREAS, in accordance with the terms of the Rights
Agreement, the Company deems it desirable to make certain amendments to the Rights Agreement; and

     WHEREAS, Section 27 of the Rights Agreement provides that prior to the Distribution Date (as defined therein), the Company and the Rights Agent shall, if the Company so directs, amend or supplement any provision of the Rights Agreement as the Company may deem necessary or desirable without the approval of holders of the Company's common stock, par value $.10 per share (the "Common Stock");

     WHEREAS, the Company intends to enter into an Agreement and Plan of Merger (the "Merger Agreement") with Fleet Financial
Group, Inc. (the "Purchaser") pursuant to which the Company will be merged with and into the Purchaser (the "Merger"), and each outstanding share of Common Stock, by virtue of the Merger, shall be cancelled and converted solely into the right to receive the consideration set forth in the Merger Agreement;

     WHEREAS, prior to entering into the Merger Agreement, the Company desires to amend certain provisions of the Rights Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree that the Rights Agreement is hereby amended as follows:

     1. Section 1(a) of the Rights Agreement is amended by adding the following new paragraph at the end of Section 1(a):

          Notwithstanding anything in this Agreement to the contrary, neither Fleet Financial Group, Inc. (the "Purchaser") nor any of its Affiliates or Associates shall be deemed to be an "Acquiring Person," and no Stock Acquisition Date, Distribution Date, Section 11(a)(ii) Event or Section 13 Event shall occur, as a result of (i) the execution and delivery of the Agreement and Plan of Merger, dated as of May 9, 1994 by and between the Purchaser and the Company, as the same may be amended from time to time (the "Merger Agreement"); (ii) any action taken by the Purchaser or any of its Affiliates or Associates in accordance with the provisions of the Merger Agreement; or (iii) the consummation of the Merger in accordance with the provisions of the Merger Agreement.

     2. Section 7(a) of the Rights Agreement is amended by deleting it in its entirety and substituting therefor the following:

          (a) Subject to Section 7(e) hereof, the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Exercise Price for the total number of one one-hundredths of a share of Preferred Stock (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then being exercised, prior to the earlier of (i) the close of business on November 14, 1999 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof or (iii) the Effective Time (as such term is defined in the Merger Agreement) of the Merger
     (the earlier of (i), (ii) or (iii) being herein referred to as the "Expiration Date"). Except as set forth in Section 7(e) and
     Section 7(f) hereof and notwithstanding any other provision of this Agreement, any Person who prior to the Distribution Date becomes a record holder of shares of Common Stock may exercise all of the rights of a registered holder of a Right Certificate with respect to the Rights associated with such shares of Common Stock in accordance with the provisions of this Agreement, as of the date such Person becomes a record holder of shares of Common Stock.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written. This Amendment may be executed in one or more counterparts all of which shall be considered one and the same amendment and each of which shall be deemed to be an original.

                           NBB BANCORP, INC.



                           By:  /s/ Robert McCarter

                                  Name:  Robert McCarter
                                  Title:  Chairman, President
                                   and Chief Executive Officer

                           THE FIRST NATIONAL BANK OF BOSTON
                           as Rights Agent



                           By:   /s/ Darlene M. DioDato

                                   Name:  Darlene M. DioDato
                                   Title: Vice President